Published CUSIP Number:
Deal CUSIP: 50247YAA1
Term Loan CUSIP: 50247YAB9

364-DAY CREDIT AGREEMENT
among

LYB AMERICAS FINANCE COMPANY LLC,
as Borrower,

LYONDELLBASELL INDUSTRIES N.V.,
as Guarantor,

VARIOUS LENDERS
FROM TIME TO TIME PARTY HERETO
and
BANK OF AMERICA, N.A.,
as Administrative Agent

MIZUHO BANK, LTD.,
as Syndication Agent,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and
MIZUHO BANK, LTD.,
as Joint Lead Arrangers and Joint Bookrunners,

CITIBANK, N.A., DEUTSCHE BANK AG NEW YORK BRANCH, JPMORGAN CHASE BANK, N.A., MORGAN STANLEY SENIOR FUNDING, INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Documentation Agents

February 8, 2019

TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
(continued)

EXHIBITS AND SCHEDULES

Exhibit A    —    Notice of Borrowing
Exhibit B    —    Notice of Continuation/Conversion
Exhibit C    —    Note
Exhibit D    —    Assignment and Assumption
Exhibit E    —    Form of Guaranty
Exhibit F    —    Forms of Tax Compliance Certificates

Schedule 1(a)    —    Commitments
Schedule 4.11    —    Significant Subsidiaries
Schedule 5.01    —    Internet Website Address
Schedule 9.07    —    Administrative Agent’s Office; Certain Addresses for Notices

364-DAY CREDIT AGREEMENT
This 364-DAY CREDIT AGREEMENT is entered into as of February 8, 2019, by and among LYONDELLBASELL INDUSTRIES N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands (the “Company”), LYB AMERICAS FINANCE COMPANY LLC, a Delaware limited liability company (the “Borrower”), the various institutions from time to time party to this Agreement as lenders (the “Lenders”), and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent.
RECITALS:
A.    The Borrower has requested that the Lenders provide a 364-day senior term loan credit facility on the terms and subject to the conditions set forth in this Agreement.
B.    The Lenders are willing to provide such credit facility as set forth in this Agreement.
The parties hereto hereby agree as follows:
ARTICLE 1
DEFINITIONS; INTERPRETATION
Section 1.01.    Definitions. The following terms when used herein shall have the following meanings:
“Administrative Agent” means Bank of America, N.A., as contractual representative for itself and the other Lenders and any successor pursuant to Section 8.06 hereof.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.07, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Lender” is defined in Section 7.06 hereof.
“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.
“Agent Parties” is defined in Section 9.07(c) hereof.
“Agreement” means this 364-Day Credit Agreement.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and all other similar legislation governing bribery or corruption, in each case, as applicable to the Company or its Subsidiaries from time to time.
“Applicable Margin” means, with respect to Loans, the rates per annum determined in accordance with the following schedule:

Level	Debt Rating	Applicable Margin For Base Rate Loans	Applicable Margin For Eurodollar Loans
I	≥ A/A2	0.000%	0.600%
II	= A-/A3	0.000%	0.650%
III	= BBB+/Baa1	0.000%	0.750%
IV	= BBB/Baa2	0.000%	0.850%
V	= BBB-/Baa3	0.000%	0.950%
VI	≤ BB+/Ba1	0.100%	1.100%

The credit ratings to be utilized for purposes of this definition are those assigned to the senior unsecured long term debt securities of the Company without third party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect at any date is that in effect (when first announced by the applicable rating agency) at the close of business on such date. If the ratings are split, the applicable pricing will be based upon the higher rating assigned by S&P or Moody’s; provided that if the rating differential is more than one notch, the applicable pricing will be based on a rating one notch lower than the higher rating. If only one of S&P and Moody’s shall have a rating in effect, the pricing level shall be determined by reference to the available rating. If the Company does not have a rating from either of S&P or Moody’s in effect, then Level VI shall apply.
If the rating system of S&P or Moody’s shall change, or if both such rating agencies shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agencies and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of

Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement) and Mizuho Bank, Ltd., each in their capacity as a joint lead arranger and bookrunner.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.09), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Authorized Representative” means those persons shown on the list of officers provided pursuant to Section 3.01 hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate in effect on such day for a Borrowing of Eurodollar Rate Loans in U.S. Dollars with an Interest Period of one month (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 7.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 2.03(a) hereof. All Base Rate Loans shall be denominated in U.S. Dollars.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board of Directors” means, as to any Person, the board of directors, the supervisory board and/or the management board (as the context requires with respect to the Company), or the equivalent governing body (or, if such Person is a partnership or limited liability company, the board of directors or other governing body of the general partner, member or manager of such Person) or any duly authorized committee thereof.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower stock disposition” is defined in Section 5.11 hereof.
“Borrowing” means Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type on a single date and, in the case of Eurodollar Rate Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders according to their Percentages. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 2.04(a) hereof.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or in The Netherlands, and if such day relates to any interest rate settings as to a Eurodollar Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, such day is also a day on which dealings in deposits in U.S. Dollars are conducted by and between banks in the London interbank eurodollar market.
“Capital Lease” means any lease of property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.
“Capital Stock” means:
(a)    in the case of a corporation, corporate stock or shares;
(b)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(d)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq.
“Change in Law” means the occurrence, after the date of this Agreement (or, with respect to any Lender who becomes a party to this Agreement after the date hereof, such later date on which such Lender becomes a party to this Agreement), of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following:
(a)    the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or one of its Subsidiaries; or
(b)    the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company, other than by virtue of the imposition of a holding company, or the reincorporation of the Company in another jurisdiction, so long as the beneficial owners of the Voting Stock of the Company immediately prior to such transaction hold a majority of the voting power of the Voting Stock of such holding company or reincorporation entity immediately thereafter.
“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 3.01 shall be satisfied.
“Code” means the Internal Revenue Code of 1986.

“Commitment” means, as to any Lender, the obligation of such Lender to make Loans pursuant to Section 2.01 hereof in the amount set forth opposite such Lender’s name on Schedule 1(a) under the caption “Commitment”.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, net income (or net loss) (before discontinued operations) plus the sum of (a) Consolidated Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) any non-cash losses or expenses from (i) any unusual, extraordinary or otherwise non-recurring items, (ii) any lower of cost or market inventory charges and any fixed or intangible asset or joint venture impairment charges, (iii) currency translation losses (net of any gains) (including any net loss resulting from hedges for currency exchange risk entered into in relation to Indebtedness) or (iv) stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or other stock-based compensation, (f) any fees, debt issuance and tender offer costs and commissions incurred in connection with this Agreement, any receivables financing, the issuance or refinancing or repurchase of notes, and any other issuance of Indebtedness and (g) in an amount not to exceed U.S. $50,000,000 in any fiscal quarter, cash restructuring and business optimization charges, and minus the sum of the amounts for such period of any non-cash income tax benefits and any non-cash income or gains from any unusual, extraordinary or otherwise non-recurring items, in each case determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP and in each case to the extent such amounts were included in the calculation of net income. For the purpose of calculating Consolidated EBITDA for any period, if during such period the Company or any Subsidiary shall have made an acquisition or a disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition or disposition, as the case may be, occurred on the first day of such period.
“Consolidated Interest Expense” means, for any period, the consolidated interest expense (net of interest income for such period) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, to the extent such expense was deducted in computing its consolidated net income, including, without limitation:
(a)     amortization of original issue discount;
(b)     the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued;
(c)     net payments and receipts (if any) pursuant to interest rate hedging obligations;
(d)     consolidated capitalized interest of the Company and its Subsidiaries for such period, whether paid or accrued; and
(e)     the interest portion of any deferred payment obligation;

but excluding, in each case, any fees, debt issuance and tender offer costs and commissions incurred in connection with this Agreement, any receivables financing, the issuance or refinancing or repurchase of notes and any other issuance of Indebtedness.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Tangible Assets” means the Total Assets of the Company and its Subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of the Company and its Subsidiaries), in each case calculated in accordance with GAAP, provided, that in the event that the Company or any of its Subsidiaries assumes or acquires any assets in connection with the acquisition by the Company and its Subsidiaries of another Person subsequent to the date as of which the Consolidated Net Tangible Assets is being calculated (the “Balance Sheet Date”) but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred on or prior to the Balance Sheet Date.
“Contingent Obligation” shall mean as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable principal amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.
“Credit Extension” means the advancing of any Loan.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Dutch Bankruptcy Act (Faillissementswet), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, faillissement, or similar debtor relief Laws of the United States, The Netherlands or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition the occurrence of which (a) constitutes an Event of Default or (b) would, with the passage of time or the giving of notice, or both, constitute an Event of Default.
“Defaulting Lender” means any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to perform its obligation to fund any portion of its Loans within three Business Days of the date required to be funded by it hereunder, unless such obligation is the subject of a good faith dispute, (b) has notified the Company or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent, that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans, (d) otherwise has failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Laws, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or direct or indirect parent company thereof by a Governmental Authority; provided, further, that if any Lender becomes the subject of a precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Lender is subject to home jurisdiction supervision and applicable Law requires that such appointment not be publicly disclosed, then such Lender shall only become a Defaulting Lender at the time the legal restriction on such public disclosure ceases to apply or such appointment becomes public knowledge, whichever occurs first; provided, however, that, in any such case described in the two preceding provisos, such action or appointment does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware Divided LLC” means any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“disposed group” is defined in Section 5.11 hereof.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default under Section 6.01(a), (j) or (k) has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Subsidiaries.
“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, or liability under, any Environmental Law, (b) in connection with any Hazardous Material or (c) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Law” means any current or future Law pertaining to (a) the protection of the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Liabilities” is defined in Section 7.04(e) hereof.
“Eurodollar Rate” means:
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day.
If the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Eurodollar Rate Loan” means a Loan bearing interest at a rate based on clause (a) of the definition of “Eurodollar Rate”. All Eurodollar Rate Loans shall be denominated in U.S. Dollars.
“Event of Default” means any event or condition identified as such in Section 6.01 hereof.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated, including gross margin taxes), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal or United Kingdom withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 7.06) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 9.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 9.01(e), (d) any U.S. federal backup withholding imposed pursuant to Section 3406 of the Code (or any successor provision) and (e) any withholding Taxes imposed pursuant to FATCA.
“Existing Revolving Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of June 5, 2014 among the Borrower, the Company, the lenders party thereto and Bank of America, N.A., as administrative agent (as amended, amended and restated, supplemented or modified from time to time).

“FATCA” means (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, (b) any treaty, law, regulation or other official guidance enacted in any jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, with the purpose (in either case) of facilitating the implementation of clause (a) above, or (c) any agreement pursuant to the implementation of clauses (a) or (b) above with the United States Internal Revenue Service, the United States government or any governmental or taxation authority.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” means the Fee Letter dated January 24, 2019 entered into by the Company, the Borrower, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America in connection with this Agreement.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Subsidiary” means each Subsidiary of the Company which is organized under the Laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles as in effect in the United States as set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” means (a) the Company and (b) each Subsidiary of the Company which is party to a Guaranty, for so long as it remains party to a Guaranty. As of the Closing Date, the Company is the only Guarantor.
“Guaranty” means a Guaranty Agreement executed after the Closing Date substantially in the form of Exhibit E.
“Hazardous Material” means (a) any “hazardous substance” as defined in CERCLA and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.
“Indebtedness” means, with respect to any Person:
(a)    the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) (x) evidenced by bonds, notes, debentures or similar instruments or (y) drawn under letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property (except any such balance that (1) constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business, (2) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (3) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (iv) in respect of Capitalized Lease Obligations, or (v) representing any hedging obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(b)    to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (a) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(c)    to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (i) the fair market value of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Person;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money, (b) deferred or prepaid revenues, (c) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, or (d) obligations under or in respect of a Qualified Receivables Financing.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” is defined in Section 9.12(a) hereof.
“Information” is defined in Section 9.15 hereof.
“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December, and (b) with respect to each Eurodollar Rate Loan, the last day of each Interest Period applicable thereto, and if such Interest Period is longer than three months, each three-month anniversary of the first day of such Interest Period.
“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months (or any other period of time not exceeding twelve months, if all Lenders confirm to the Administrative Agent that deposits of a corresponding maturity are available to them in the London interbank market) thereafter, as selected by the Borrower; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date.
“Investment Grade Status” exists as to any Person at any date if all senior long-term unsecured debt securities of such Person outstanding at such date which had been rated by S&P or Moody’s are rated BBB- or higher by S&P or Baa3 or higher by Moody’s, as the case may be, or if such Person does not have a rating of its long-term unsecured debt securities, then if the corporate credit rating of such Person, if any exists, from S&P is BBB- or higher or the issuer rating of such Person, if any exists, from Moody’s is Baa3 or higher.
“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary but in which the Company or a Subsidiary has a direct or indirect equity or similar interest.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and binding and enforceable agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify in writing to the Company and the Administrative Agent which office may include any Affiliate of such Lender or any such domestic or foreign branch of such Lender or such Affiliate. If the context so requires, each reference to a Lender shall include its applicable Lending Office. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its Eurodollar Rate Loans to reduce any liability of the Borrower to such Lender under Section 7.04 hereof or to avoid the unavailability of Eurodollar Rate Loans under Section 7.03 hereof, so long as such designation is not disadvantageous to the Lender.
“Leverage Ratio” means, on any date, the ratio of Total Funded Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which financial statements have been delivered (or are required to have been delivered) pursuant to Section 5.01(a) or (b).
“LIBOR” has the meaning specified in the definition of Eurodollar Rate.
“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“LIBOR Successor Rate” has the meaning specified in Section 7.03(c).
“LIBOR Successor Rate Conforming Changes” has the meaning specified in Section 7.03(c).
“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.
“Loan” means the loans provided for by Section 2.01 hereof, whether outstanding as a Base Rate Loan or Eurodollar Rate Loan or otherwise as permitted hereunder, each of which is a “type” of Loan hereunder.
“Loan Documents” means this Agreement, the Notes, each Guaranty (if any), the Fee Letter and each other instrument or document to be executed or delivered by any Loan Party hereunder or thereunder or otherwise in connection therewith.
“Loan Party” means the Borrower and each Guarantor.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, property or financial condition of the Company and its Subsidiaries taken as a whole; or (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its payment obligations under any Loan Document to which it is a party.
“Material Plan” is defined in Section 6.01(h) hereof.
“Maturity Date” means February 7, 2020.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Non-Guarantor Subsidiary” means a Subsidiary that is not a Loan Party.
“Non-Guarantor Subsidiary Debt” is defined in Section 5.10 hereof.
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.
“Notice of Borrowing” means a notice of a Borrowing which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by an Authorized Representative of the Borrower.
“Notice of Continuation/Conversion” means a notice of a conversion of Loans from Eurodollar Rate Loans to Base Rate Loans or Base Rate Loans to Eurodollar Rate Loans, or a continuation of Eurodollar Rate Loans, which shall be substantially in the form of Exhibit B or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by an Authorized Representative of the Borrower.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party thereof of any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation (other than an assignment made pursuant to Section 7.06).
“Outstanding Amount” means, on any date, the aggregate outstanding principal amount of Loans after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.
“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Participant” is defined in Section 9.09(c) hereof.
“Participant Register” is defined in Section 9.09(c) hereof.
“Patriot Act” is defined in Section 3.01(j) hereof.
“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.
“Percentage” means, with respect to any Lender (a) at any time prior to the funding of the Loans, the percentage (carried out to the ninth decimal place) of the aggregate Commitments represented by such Lender’s Commitment and (b) at any time thereafter, the percentage (carried out to the ninth decimal place) of the aggregate principal amount of the Loans represented by the principal amount of such Lender’s Loans at such time. The initial Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Person” means any natural person, partnership, corporation, limited liability company, association, trust, unincorporated organization, Governmental Authority or any other entity or organization.
“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
“property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified Person” means an institution that is both (a) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and (b) both (i) a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940 and the rules promulgated thereunder and (ii) not formed or operated for the purpose of acquiring an interest in this Agreement or in other securities of the Borrower.
“Qualified Receivables Financing” means the securitization of accounts receivables and related assets of the Company and its Subsidiaries on customary market terms (including, without limitation, Standard Securitization Undertakings and a Receivables Repurchase Obligation) as determined in good faith by the Company to be in the aggregate commercially fair and reasonable to the Company and its Subsidiaries taken as a whole; provided, however, that the aggregate principal amount of Indebtedness under all Qualified Receivables Financings shall not exceed U.S. $2,000,000,000 at any one time outstanding.
“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Register” is defined in Section 9.09(b) hereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.
“Required Lenders” means, as of the date of determination thereof, Lenders holding in the aggregate more than 50% of the Outstanding Amount of the Loans; provided that the portion of the Outstanding Amount of the Loans held or deemed held by any Defaulting Lender shall, so long as such Lender is a Defaulting Lender, be excluded for purposes of making a determination of Required Lenders.
“Responsible Officer” shall mean, with respect to any Person, any of the President, Chairman, Chief Executive Officer, Chief Operating Officer, Vice Chairman, any Executive Vice President, Chief Financial Officer, General Counsel, Chief Legal Officer, Treasurer or Assistant Treasurer of such Person, or any other person that acts as the principal executive officer, principal financial officer, principal accounting officer or treasurer of such Person. Notwithstanding the foregoing, “Responsible Officer” also means any member of the Board of Directors of the Company and any person who has been appointed an attorney-in-fact by a resolution of the Board of Directors of the Company so long as the power of attorney granted by such resolution remains in effect.
“Restricted Payment” is defined in Section 5.12 hereof.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Scheduled Unavailability Date” has the meaning specified in Section 7.03(c).
“SEC” means the Securities and Exchange Commission or any governmental agencies substituted therefor.
“Significant Subsidiary” means any Subsidiary that (a) is a Loan Party or (b) would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).
“Standard Securitization Undertakings” means representations, warranties, undertakings, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary which the Company has determined in good faith to be customary in a Qualified Receivables Financing.
“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, (b) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity, or (c) with respect to the Company, for so long as the Company or any of its Subsidiaries, individually or in the aggregate, has at least a 50% ownership interest in Lyondell Covestro Manufacturing Maasvlakte V.O.F., Lyondell Covestro Manufacturing Maasvlakte V.O.F. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.
“Successor Loan Party” is defined in Section 5.11(b) hereof.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Assets” means the total consolidated assets of the Company and its Subsidiaries, without giving effect to any amortization of the amount of intangible assets since June 5, 2014, as shown on the most recent balance sheet required to be delivered pursuant to Section 5.01.
“Total Funded Debt” means, at any time the same is to be determined, Indebtedness of the type set forth in clauses (a)(i) through (iv) and, to the extent it relates to Indebtedness of such type, clauses (b) and (c) of the definition thereof, of the Company and its Subsidiaries at such time, if and to the extent it would appear as a liability upon the consolidated balance sheet (excluding the footnotes thereto) of the Company and its Subsidiaries prepared in accordance with GAAP.
“Trade Date” is defined in Section 9.09(a)(i)(B) hereof.
“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.
“U.S. Dollars” and “U.S. $” each means the lawful currency of the United States of America.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 9.01(e)(ii)(B)(III).
“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person (including, without limitation, general partners of a partnership), other than stock or other equity interests having such power only by reason of the happening of a contingency.
“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02.    Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to New York, New York time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
Section 1.03.    Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 4.04 hereof and such change shall result in a change in the calculation or operation of any financial covenant, requirement, standard or term found in this Agreement, either the Company or the Required Lenders may by notice to the Lenders and the Company, respectively, require that the Lenders and the Company negotiate in good faith to amend such covenant, requirement, standard and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Company and its Subsidiaries shall be the same as if such change had not been made. No delay by the Company or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 1.03, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Notwithstanding any change in GAAP which would have the effect of treating any lease properly accounted for as an operating lease prior to such accounting change as a capital lease after giving effect to any such accounting change, for all purposes of calculating Indebtedness for any purpose under this Agreement, the Loan Parties shall continue to make such determinations and calculations with respect to all leases (whether then in existence or thereafter entered into) in accordance with GAAP (as it relates to such issue) as in effect prior to such change and consistent with their past practices.
Section 1.04.    References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, supplements, modifications, extensions, restructurings, renewals, restatements, refinancings or replacements in whole or in part, but only to the extent that such amendments, supplements, modifications, extensions, restructurings, renewals, restatements, refinancings or replacements are not prohibited by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.05.    Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration,

submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.
ARTICLE 2
THE TERM LOAN FACILITY
Section 2.01.    Term Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, to make a Loan to the Borrower in U.S. Dollars on the Closing Date in an aggregate principal amount equal to the Commitment of such Lender, which Loans (a) once prepaid or repaid, may not be reborrowed and (b) may be converted from Loans of one type into Loans of another type (as provided in Section 2.04) or may be continued as Loans of the same type (as provided in Section 2.04). Each Borrowing shall consist of Loans made simultaneously by the Lenders in accordance with their respective Percentages. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. The Commitment of each Lender shall automatically expire after giving effect to the Loans made pursuant to this Section 2.01 on the Closing Date (but, with respect to each Lender, only to the extent that such Lender fulfills its obligation, if any, to make such Loans on the Closing Date).
Section 2.02.    Reserved.
Section 2.03.    Applicable Interest Rates. (1) Base Rate Loans. Subject to the provisions of clause (c) below, each Base Rate Loan shall bear interest (computed on the basis of a year of 365 or 366 days, as applicable, and the actual days elapsed) on the unpaid principal amount of such Loan from the date such Loan is advanced or created by conversion from a Eurodollar Rate Loan until the Maturity Date at a rate per annum equal to the sum of (i) the Applicable Margin plus (ii) the Base Rate from time to time in effect, payable in arrears on each Interest Payment Date and on the Maturity Date.
(a)    Eurodollar Rate Loans. Subject to the provisions of clause (c) below, each Eurodollar Rate Loan shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Base Rate Loan until the Maturity Date at a rate per annum equal to the sum of (i) the Applicable Margin plus (ii) the Eurodollar Rate applicable for such Interest Period, payable in arrears on each Interest Payment Date and on the Maturity Date.
(b)    Default Rate. Any overdue principal of or interest on any Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to 2.0% plus the rate otherwise applicable to such Loan as provided in this Section 2.03.
Section 2.04.    Manner of Borrowing Loans and Designating Applicable Interest Rates. (1) Notice to the Administrative Agent. The Borrowing of Loans on the Closing Date, each conversion of Loans from Base Rate Loans to Eurodollar Rate Loans and Eurodollar Rate Loans to Base Rate Loans, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given (x) by telephone, (y) in the case of any such Borrowing, by a Notice of Borrowing, or (z) in the case of any such conversion or continuation, by a Notice of Continuation/Conversion; provided that any telephone notice must be confirmed promptly by delivery to the Administrative

Agent of a Notice of Borrowing or Notice of Continuation/Conversion, as applicable. Each such Notice of Borrowing or Notice of Continuation/Conversion, as applicable, must be received by the Administrative Agent by no later than 12:00 noon: (i) at least three Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of, conversion to or continuation of Eurodollar Rate Loans and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of or conversion to Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice. All notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, which existing Loans are to be continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Rate Loans, the Interest Period applicable thereto. The Borrower agrees that the Administrative Agent may rely on any such telephonic or telecopy notice given by any Person the Administrative Agent in good faith believes is an Authorized Representative of the Borrower without the necessity of independent investigation (the Borrower hereby indemnifying the Administrative Agent from any liability or loss ensuing from such reliance) and, in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.
(a)    Notice to the Lenders. The Administrative Agent shall give prompt telephonic or telecopy notice to each Lender of any notice from the Borrower received pursuant to Section 2.04(a) above and, if such notice requests such Lenders to make Eurodollar Rate Loans, the Administrative Agent shall give notice to the Borrower and each such Lender of the interest rate applicable thereto promptly after the Administrative Agent has made such determination in accordance with the provisions of this Agreement.
(b)    Borrower’s Failure to Notify; Automatic Continuations and Conversions; Defaults. Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. If the Borrower fails to give proper notice of the continuation or conversion of any outstanding Borrowing of Eurodollar Rate Loans before the last day of its then current Interest Period within the period required by Section 2.04(a) or, whether or not such notice has been given, an Event of Default has occurred and is continuing and the Administrative Agent at the request of the Required Lenders notifies the Borrower such conversions shall not be permitted, and such Borrowing is not prepaid in accordance with Section 2.07, such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans.
(c)    Disbursement of Loans. Not later than 2:00 p.m. on the date of any requested advance of a new Borrowing, subject to Article 3 hereof, each Lender shall make available its Loan comprising part of such Borrowing in immediately available funds at the Administrative Agent’s Office. The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower at such account with such financial institution as the Administrative Agent has previously agreed with the Borrower in the type of funds received by the Administrative Agent from the Lenders.
(d)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 2:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Section 2.04 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by this Section 2.04) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (1) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (2) in the case of a payment to be made by the Borrower, the interest rate applicable to such Loan. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (e) shall be conclusive, absent manifest error.
(e)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 9.12(b) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.12(b) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.12(b).
Section 2.05.    Minimum Borrowing Amounts for Eurodollar Rate Loans; Maximum Eurodollar Rate Loans. Each Borrowing of Eurodollar Rate Loans shall be in an amount not less than U.S. $5,000,000 or a larger multiple of U.S. $1,000,000. Without the Administrative Agent’s consent, there shall not be more than twelve (12) Borrowings of Eurodollar Rate Loans outstanding hereunder at any one time.
Section 2.06.    Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date, together with accrued interest thereon.
Section 2.07.    Prepayments. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay the Loans in whole or in part without premium or penalty (except as set forth in Section 7.01); provided that (i) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent no later than 11:00 a.m. (x) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, or (y) on the date of prepayment of Base Rate Loans (or, in each case, such shorter period of time then agreed to by the Administrative Agent), and (ii) any prepayment of Loans shall be in a principal amount not less than $5,000,000, or if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Loans to be prepaid. Any prepayment shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 7.01.
If notice of prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that any notice of prepayment by the Borrower may be conditioned on the occurrence of any event, in which case such notice may be revoked by the Borrower (by notice delivered to the Administrative Agent on or prior to the date of the proposed prepayment) if such condition is not satisfied.
Unless the Borrower otherwise directs, prepayments of Loans under this Section 2.07 shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Rate Loans in the order in which their Interest Periods expire. The Administrative Agent will promptly advise each Lender of any notice of prepayment it receives from the Borrower.
Section 2.08.    Payments. (1) Place of Payments. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder and the other Loan Documents shall be made by the Borrower to the Administrative Agent by no later than 2:00 p.m. on the due date thereof at the Administrative Agent’s Office (or such other location as the Administrative Agent may designate to the Borrower) at such account with such financial institution as the Administrative Agent has previously specified in a notice to the Borrower for the benefit of the Lender or Lenders entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in immediately available funds at the place of payment. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans ratably to the applicable Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.
(a)    Funding by Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. A notice given by the Administrative Agent with respect to any amount owing under this Section 2.08 shall be conclusive, absent manifest error.
(b)    Application of Payments. Anything contained herein to the contrary notwithstanding, (x) pursuant to the exercise of remedies under Sections 6.02 and 6.03 hereof or (y) after written instruction by the Required Lenders after the occurrence and during the continuation of an Event of Default, all payments and collections received in respect of the Obligations by the Administrative Agent or any of the Lenders shall be remitted to the Administrative Agent and distributed as follows:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent) due and payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) due and payable to the Lenders (including reasonable and documented fees, charges and disbursements of counsel to the respective Lenders to the extent payable under Section 9.12 hereof) arising under the Loan Documents and amounts payable under Section 7.04, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
Section 2.09.    Evidence of Indebtedness. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to such Note and endorse thereon the date, type (if applicable), amount and maturity of such Loans and payments with respect thereto.
Section 2.10.    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 9.10.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 6 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.13), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender was obligated to but has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 3.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders participating therein on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.10(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    Defaulting Lender Cure. If the Company and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE 3
CONDITIONS PRECEDENT
Section 3.01.    Effectiveness. The effectiveness of the Commitments of the Lenders to make any Credit Extensions hereunder shall be subject to the condition that the Administrative Agent shall have received the following, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:
(a)    executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
(b)    a Note duly executed by the Borrower in favor of each Lender that shall have requested a Note at least two Business Days prior to the Closing Date;
(c)    copies of each Loan Party’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary, Assistant Secretary or other Responsible Officer;
(d)    copies of resolutions of each Loan Party’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with incumbency certificates and specimen signatures of the persons authorized to execute such documents on such Loan Party’s behalf, all certified in each instance by its Secretary, Assistant Secretary or other Responsible Officer;
(e)    copies of the certificates of good standing, or the nearest equivalent in the relevant jurisdiction, for each Loan Party (dated no earlier than 45 days prior to the date hereof) from the office of the secretary of state or other appropriate governmental department or agency of the jurisdiction of its incorporation or organization and of each state in which it is qualified to do business as a foreign corporation or organization;
(f)    a certificate signed by a Responsible Officer of the Company certifying that:
(i)    each of the representations and warranties set forth herein and in the other Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall to the extent so qualified be true and correct in all respects) as of the Closing Date; and
(ii)    no Default shall have occurred and be continuing or would occur as a result of such Credit Extension;
(g)    the notice required by Section 2.04 hereof;
(h)    a list of the Authorized Representatives of the Borrower, certified by a Responsible Officer;

(i)    the fees contemplated by the Fee Letter and the expenses then required to be paid or reimbursed by the Company hereunder to the extent invoiced at least three Business Days prior to the Closing Date;
(j)    the favorable written opinion(s) of counsel to each Loan Party in form and substance reasonably satisfactory to the Administrative Agent; and
(k)    to the extent requested by it in writing to the Company not less than ten (10) Business Days prior to the Closing Date, (i) each Lender shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), including the information described in Section 9.19; and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
The Company and the Borrower (as to itself) represent and warrant to each Lender and the Administrative Agent that:
Section 4.01.    Organization and Qualification. The Company and each of its Significant Subsidiaries (a) is duly organized, validly existing and in good standing (or, in each case, the foreign equivalent, if applicable) under the Laws of the jurisdiction of its organization, (b) has the power and authority to transact the business in which it is engaged and proposes to engage and (c) is duly qualified and in good standing (or, in each case, the foreign equivalent, if applicable) in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.
Section 4.02.    Authority and Enforceability. Each Loan Party has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for and to perform all of its obligations hereunder and under the other Loan Documents executed by it. The Loan Documents delivered by each Loan Party have been duly authorized, executed, and delivered by such Person and constitute legal, valid and binding obligations of such Person enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar Laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at Law); and this Agreement and the other Loan Documents do not, nor does the performance or observance thereof by any Loan Party, (a) contravene or constitute a default under any provision of Law or any judgment, injunction, order or decree binding upon any Loan Party or any of its properties or any provision of the organizational documents (e.g., charter, articles of incorporation or by laws, articles of association or operating agreement, partnership agreement or other similar document) of any Loan Party, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Company or any Subsidiary or any of its property, in each case where such contravention or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (c) result in the creation or imposition of any Lien prohibited by this Agreement on any property of the Company or any Subsidiary.
Section 4.03.    Approvals. No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority is or will be necessary to the valid execution, delivery or performance by any Loan Party of any Loan Document, except for such approvals (a) which have been obtained prior to the Closing Date and remain in full force and effect or (b) the absence of which would not reasonably be expected to have a Material Adverse Effect.
Section 4.04.    Financial Reports. The audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 2017 heretofore furnished to the Lenders fairly present, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis throughout the respective periods covered thereby except as noted therein.
Section 4.05.    No Material Adverse Change. Since December 31, 2017, there has been no event or circumstance which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 4.06.    Litigation and Other Controversies. Except as disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC, there is no litigation, arbitration or governmental proceeding pending or, to the knowledge of the Company threatened in writing against the Company or any of its Subsidiaries that (a) purports to adversely affect the legality, validity or enforceability of this Agreement or any other Loan Document (other than such litigation that the Administrative Agent has reasonably determined to be frivolous) or (b) would reasonably be expected to have a Material Adverse Effect.
Section 4.07.    True and Complete Disclosure. All information furnished by or on behalf of the Company in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement is true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not materially misleading in light of the circumstances under which such information was provided; provided that to the extent any such information was based upon or constitutes a forecast or projection, the Company represents only that it acted in good faith and utilized assumptions reasonable at the time made (it being understood that such projected information may vary from actual results and that such variances may be material).
Section 4.08.    Use of Proceeds; Margin Stock. (a) All proceeds of Loans shall be used by the Borrower for working capital, capital expenditures and other lawful corporate purposes, including the repayment of Indebtedness. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) or extending credit for purposes of purchasing or carrying margin stock, and no part of the proceeds of any Loan or other extension of credit hereunder will be used by the Borrower to purchase or carry any margin stock.

Section 4.09.    Taxes. All material Tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have been filed, and all Taxes which are shown to be due and payable in such returns, have been paid except to the extent that (a) the Company or such Subsidiary is contesting the same in good faith or (b) the failure to do so would not reasonably be expected to have a Material Adverse Effect. Adequate provisions in accordance with GAAP for Taxes on the books of the Company and its Subsidiaries have been made for all open years, and for the current fiscal period.
Section 4.10.    ERISA.
(a)    Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of, and is in compliance in all material respects with, ERISA and the Code to the extent applicable to it and, other than a liability for premiums under Section 4007 of ERISA, does not owe any liability to the PBGC or a Plan under Title IV of ERISA, except any such matters as could not reasonably be expected, in the aggregate, to have a Material Adverse Effect. As of the date hereof, no member of the Controlled Group has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA except such liabilities as could not reasonably be expected, in the aggregate, to have a Material Adverse Effect.
(b)    The Borrower represents and warrants as of the Closing Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.
Section 4.11.    Significant Subsidiaries. Schedule 4.11 correctly sets forth, as of the Closing Date, each Significant Subsidiary of the Company, its respective jurisdiction of organization and the percentage ownership (direct and indirect) of the Company in each class of capital stock or other equity interests of each of its Significant Subsidiaries.
Section 4.12.    Compliance with Laws. The Company and each of its Significant Subsidiaries is in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority, or any subdivision thereof, in respect of the conduct of their businesses and the ownership of their property, except (x) such noncompliances as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (y) in such instance in which the requirement to comply therewith is being contested in good faith.
Section 4.13.    Environmental Matters. Except as disclosed in the Company’s most recent Form 10-K or Form 10-Q filed with the SEC on or prior to the Closing Date or for any matters that could not reasonably be expected to have a Material Adverse Effect, (a) the Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and (b) there are no pending or, to the knowledge of the Company, threatened Environmental Claims, including any such claims for liabilities under CERCLA relating to the disposal of Hazardous Materials, against the Company or any of its Subsidiaries or any real property, including leaseholds, owned or operated by the Company or any of its Subsidiaries.

Section 4.14.    Investment Company. No Loan Party is required to be registered as an investment company under the U.S. Investment Company Act of 1940, as amended.
Section 4.15.    Intellectual Property. The Company and each of its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, franchises and formulas, or rights with respect to the foregoing, or each has obtained licenses of all other rights of whatever nature necessary for the present conduct of its businesses, in each case without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would reasonably be expected to have a Material Adverse Effect.
Section 4.16.    Good Title. The Company and its Subsidiaries have good and marketable title, or valid leasehold interests, to their material assets necessary in the ordinary conduct of its business where the failure to have such title or interests would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, subject to no Liens, other than Liens permitted by Section 5.09.
Section 4.17.    OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Chief Executive Officer, Chief Compliance Officer or General Counsel of the Borrower, any director, officer or employee of the Borrower or any of its Subsidiaries, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject of any Sanctions or (b) located, organized or resident in a Designated Jurisdiction. The Company and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
Section 4.18.    Taxpayer Identification Number; Other Identifying Information. (a) The true and correct U.S. taxpayer identification number of the Borrower is set forth on Schedule 9.07, and (b) the true and correct unique identification number of the Company that has been issued by its jurisdiction of organization and the name of such jurisdiction of organization are set forth on Schedule 9.07.
Section 4.19.    Anti-Corruption Laws. The Company and its Subsidiaries have conducted their businesses in material compliance with applicable Anti-Corruption Laws, and the Company has instituted and maintains policies and procedures designed to promote and achieve compliance with such Anti-Corruption Laws.
Section 4.20.    Not an EEA Financial Institution. Neither the Borrower, the Company nor any Guarantor is an EEA Financial Institution.
Section 4.21.    Beneficial Ownership. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
ARTICLE 5
COVENANTS
The Company covenants and agrees that, so long as any Commitment remains in effect and until all Obligations are paid in full:

Section 5.01.    Information Covenants. The Company will furnish to the Administrative Agent for transmission to each Lender:
(a)    Quarterly Statements. Within 60 days (or such earlier date on which the Company is required to make any public filing of such information) after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, a consolidated balance sheet as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail, prepared by the Company in accordance with GAAP, and certified by the chief financial officer or other officer of the Company acceptable to the Administrative Agent that they fairly present in all material respects in accordance with GAAP the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year end audit adjustments and the absence of footnotes.
(b)    Annual Statements. Within 90 days (or such earlier date on which the Company is required to make any public filing of such information) after the close of the fiscal year of the Company ended December 31, 2018, a consolidated balance sheet as of the last day of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an opinion without material qualification (including as to “going concern” or like qualification) of a firm of independent public accountants of recognized national standing to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for such fiscal year and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards.
(c)    Notwithstanding the foregoing, the obligations to deliver financial statements pursuant to Section 5.01(a) or (b) will be satisfied with respect to financial information of the Company by furnishing (A) the applicable financial statements of the Company or (B) the Company’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information is in lieu of information required to be provided under Section 5.01(b), all such materials to be reported on without material qualification (including any “going concern” or like qualification) by an independent registered public accounting firm of nationally recognized standing. Documents required to be delivered pursuant to Section 5.01(a) or (b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company (or any direct or indirect parent of the Company) posts such documents, or provides a link thereto on the website on the Internet at the website address listed on Schedule 5.01; or (ii) on which such documents are posted on the Company’s behalf on IntraLinks/IntraAgency or another website identified in the notice provided pursuant to the next succeeding paragraph of this Section 5.01, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
(d)    Officer’s Certificates. Within ten days of the delivery of the financial statements provided for in Section 5.01(a) and (b), a certificate of the chief financial officer or other officer of the Company acceptable to Administrative Agent (x) stating no Default exists at the date of such statements or, if a Default exists, a detailed description of the Default and all actions the Company is taking with respect to such Default and (y) showing compliance with the covenant set forth in Section 5.15 hereof.
(e)    Notice of Default or Litigation. Promptly, and in any event within five Business Days after any Responsible Officer obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Company is taking with respect thereto, and (ii) the commencement of any significant development in any litigation, labor controversy, arbitration, governmental proceeding or investigation pending against the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.
(f)    Other Reports and Filings. Promptly after the same are publicly available, copies of all financial information, proxy materials and other material information, certificates, reports, statements and completed forms, if any, which the Company or any of its Subsidiaries (x) has filed with the SEC or any comparable agency outside of the United States or (y) has furnished to the shareholders or other security holders of the Company or any of its Subsidiaries that is a public issuer. Any items required to be delivered pursuant to this Section need not to be separately delivered to the Administrative Agent if such items are publicly available through the SEC.
(g)    Other Information. From time to time, such other information or documents (financial or otherwise) relating to the Company and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.
Section 5.02.    Inspections. The Company will, and will cause each of its Significant Subsidiaries to, permit officers, representatives and agents of the Administrative Agent or any Lender to visit and inspect any property of the Company or such Significant Subsidiary, subject to any applicable restrictions or limitations on access to any facility or information that is classified or restricted by contract or by law, regulation or governmental guidelines and in accordance with any applicable safety procedures, and to examine the books of account of the Company or such Significant Subsidiary and discuss the affairs, finances and accounts of the Company or such Significant Subsidiary with its officers and (only during the continuance of an Event of Default) its independent accountants, all at such reasonable times upon reasonable advance notice as the Administrative Agent or any Lender may request; provided, however, that prior to the occurrence and continuance of an Event of Default, such visitations and inspections shall be no more frequent than once per fiscal year and shall be at the sole cost and expense of the Administrative Agent or such Lender. The Administrative Agent and the Lenders shall give the Company the opportunity to participate in any discussions with the Company’s or such Significant Subsidiary’s independent accountants.

Section 5.03.    Maintenance of Property and Insurance. The Company will, and will cause each of its Significant Subsidiaries to, (i) keep its material property, plant and equipment necessary in the operation of its business in good repair, working order and condition, normal wear and tear excepted, and shall from time to time make all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto so that at all times such property, plant and equipment are reasonably preserved and maintained except if the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) to the extent available on commercially reasonable terms, maintain in full force and effect with financially sound and reputable insurance companies insurance which provides substantially the same (or greater) coverage of such types and in such amounts (after giving effect to any self-insurance (including captive subsidiary insurance)) reasonable and customary for similarly situated Persons of similar size engaged in the same or similar business as the Company and its Subsidiaries and against such risks for operating plant and equipment of the kinds customarily insured against by Persons of similar size engaged in the same or similar industry, and shall furnish to the Administrative Agent upon request full information as to the insurance so carried.
Section 5.04.    Preservation of Existence, Etc. The Company will, and will cause each of its Significant Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, its franchises, authority to do business, licenses, patents, trademarks, copyrights and other proprietary rights; provided, however, that nothing in this Section 5.04 shall prevent, to the extent permitted by Section 5.11, the dissolution or liquidation of any Significant Subsidiary (other than the Borrower), the merger or consolidation between or among the Significant Subsidiaries or any other transaction not expressly prohibited hereunder.
Section 5.05.    Compliance with Laws. The Company will, and will cause each Significant Subsidiary to, comply in all material respects with the requirements of all Laws applicable to its property or business operations, except in such instance where (x) any failure to comply therewith, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (y) the requirement to comply therewith is being contested in good faith.
Section 5.06.    ERISA. The Company will promptly notify the Administrative Agent of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan provided such occurrence would reasonably be expected to have a Material Adverse Effect, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor provided such termination or appointment would reasonably be expected to have a Material Adverse Effect, (c) its intention to terminate or withdraw from any Plan for which the reporting requirements are not waived provided such termination or withdrawal would reasonably be expected to have a Material Adverse Effect, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by the Company or any of its Subsidiaries of any material liability, fine or penalty, or any increase in the contingent liability of the Company or any of its Subsidiaries with respect to any post-retirement Welfare Plan benefit provided such liability, fine or penalty or increase in contingent liability would reasonably be expected to have a Material Adverse Effect.

Section 5.07.    Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, pay and discharge, all taxes, assessments, fees and other governmental charges imposed upon it or any of its property, before becoming delinquent and before any penalties accrue thereon, unless and to the extent that (i) the same are being contested in good faith and by proper proceedings and as to which appropriate reserves are provided therefor in accordance with GAAP or (ii) the failure to pay or discharge the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.08.    Books and Records. The Company will, and will cause each of its Subsidiaries to maintain proper books of record and account, which reflect all material financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be (it being understood and agreed that certain foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).
Section 5.09.    Secured Debt. The Company will not, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien securing Indebtedness for borrowed money or any guarantee thereof upon any of their property or assets, whether such property is owned at the date of this Agreement or hereafter acquired, except for:
(a)    Liens existing on the Closing Date;
(b)    Liens of or upon any property acquired, leased, constructed or improved by, or of or upon any shares of Capital Stock or Indebtedness acquired by, the Company or any Subsidiary after the date of this Agreement (i) to secure the payment of all or any part of the purchase price of such property, shares of Capital Stock or Indebtedness upon the acquisition thereof by the Company or any Subsidiary, or (ii) to secure any Indebtedness issued, assumed or guaranteed by the Company or any Subsidiary prior to, at the time of, or within one year after (1) in the case of property, the later of the acquisition, lease, completion of construction (including any improvements on existing property) or commencement of commercial operation of such property or (2) in the case of shares of Capital Stock or Indebtedness, the acquisition of such shares of Capital Stock or Indebtedness, which Indebtedness is issued, assumed or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of such property, shares of Capital Stock or Indebtedness and, in the case of property, the cost of construction thereof or improvements thereon;
(c)    Liens of or upon any property, shares of Capital Stock or Indebtedness existing at the time of acquisition thereof by the Company or any Subsidiary;
(d)    Liens of or upon any property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary or existing at the time of a sale or transfer of the properties of a Person as an entirety or substantially as an entirety to the Company or any Subsidiary;
(e)    Liens of or upon (x) any property of, or shares of Capital Stock or Indebtedness of, a Person existing at the time such Person becomes a Subsidiary or (y) any shares of Capital Stock or Indebtedness of a Joint Venture;

(f)    Liens to secure Indebtedness of any Subsidiary to the Company or to another Subsidiary;
(g)    Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the property, shares of Capital Stock or Indebtedness subject to such Liens, or the cost of constructing or improving the property subject to such Liens (including, without limitation, Liens incurred in connection with pollution control, industrial revenue or similar financings);
(h)    any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien existing at the date of this Agreement or any Lien referred to in the foregoing clauses (a) through (g), inclusive, but only to the extent that the principal amount of Indebtedness secured thereby does not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement is limited to all or a part of the property (plus improvements and construction on such property), shares of Capital Stock or Indebtedness which was subject to the Lien so extended, renewed or replaced;
(i)    Liens on accounts receivables and related assets of the Company and its Subsidiaries pursuant to a Qualified Receivables Financing; and
(j)    Liens securing Indebtedness for borrowed money (or guarantees thereof) not permitted by clauses (a) through (i), so long as, at the time of incurrence of such Liens, after giving effect thereto and to the release of any Liens which are concurrently being released, the aggregate principal amount of such Indebtedness secured thereby plus the aggregate principal amount (without duplication) of all Non-Guarantor Subsidiary Debt (other than Non-Guarantor Subsidiary Debt described in clauses (a) through (h) of Section 5.10) does not exceed 15% of Consolidated Net Tangible Assets as appearing in the latest balance sheet delivered pursuant to Section 5.01(a) or (b).
Section 5.10.    Restrictions on Subsidiary Debt. The Company will not permit any of its Non-Guarantor Subsidiaries to create, assume, incur, issue, or guarantee any Indebtedness for borrowed money (any such Indebtedness of a Non-Guarantor Subsidiary, “Non-Guarantor Subsidiary Debt”), except for:
(a)    Indebtedness of a Person existing at the time such Person is merged into or consolidated with any Subsidiary or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Subsidiary and is assumed by such Subsidiary; provided that any Indebtedness was not incurred in contemplation thereof and is not guaranteed by any other Subsidiary;
(b)    Indebtedness of a Person existing at the time such Person becomes a Subsidiary; provided that any Indebtedness was not incurred in contemplation thereof;
(c)    Indebtedness owed to the Company or any other Subsidiary;

(d)    Indebtedness of such Subsidiary secured by Liens on assets of such Subsidiary permitted under any of clauses (b) and (g) of Section 5.09;
(e)    Indebtedness outstanding on the date of this Agreement or any extension, renewal, replacement or refunding of any Indebtedness existing on the date of this Agreement or referred to in clauses (a), (b), (c) or (d) of this Section 5.10; but only to the extent that the principal amount of the Indebtedness does not exceed the principal amount of Indebtedness plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding;
(f)    Indebtedness in respect of a Qualified Receivables Financing;
(g)    Indebtedness of LYB International Finance B.V., or any other financing subsidiary with a similar structure and composition as LYB International Finance B.V., formed for the purpose of issuing debt securities;
(h)    Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed U.S. $200,000,000 at any one time outstanding; and
(i)    other Non-Guarantor Subsidiary Debt, so long as, at the time of incurrence of such Indebtedness, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate principal amount of all such other Non-Guarantor Subsidiary Debt plus the aggregate principal amount (without duplication) of all Indebtedness for borrowed money secured by Liens (not including any such Indebtedness secured by Liens described in clauses (a) through (i) of Section 5.09) does not exceed 15% of Consolidated Net Tangible Assets as appearing in the latest balance sheet delivered pursuant to Section 5.01(a) or (b).
Section 5.11.    Consolidation, Merger, Sale of Assets, Etc.
(a)    The Company will not consolidate or merge with or into any other corporation, or lease, sell or transfer all or substantially all of its property and assets (including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division), unless:
(i)    the Person formed by such consolidation or into which the Company is merged, or the party which acquires by lease, sale or transfer all or substantially all of the Company’s property and assets is a Person organized and existing under the laws of the United States, any state in the United States, the District of Columbia, Canada, any province of Canada or any state which was a member of the European Union on December 31, 2003 (other than Greece);
(ii)    the Person formed by such consolidation or with or into which the Company is merged, or the Person which acquires by lease, sale or transfer all or substantially all of the Company’s property and assets, agrees to pay the principal of, and any premium and interest on, the Loans and other Obligations and perform and observe all covenants and conditions of the Company under the Loan Documents; and

(iii)    immediately after giving effect to such transaction and treating Indebtedness for borrowed money which becomes the Company’s obligation or an obligation of a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Default has happened and is continuing.
(b)    No Loan Party (other than the Company) will, and the Company will not permit any such Loan Party to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Loan Party is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless: either (i) such Loan Party is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Loan Party) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Loan Party or such Person, as the case may be, being herein called the “Successor Loan Party”) and the Successor Loan Party (if other than such Loan Party) expressly assumes all the obligations of such Loan Party pursuant to documents or instruments in form required by this Agreement, subject, in each case above for the Borrower, to receipt of all documentation and other information under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, reasonably requested by the Lenders, or (ii) such sale or disposition or consolidation, amalgamation or merger is a disposition of such Loan Party such that it will no longer be a Subsidiary and is not in violation of this Agreement. Notwithstanding the foregoing, any such Loan Party (other than the Borrower) may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to any other Loan Party.
(c)    Notwithstanding and without compliance with Section 5.11(a) or (b) the Company and the Loan Parties shall be permitted to sell, assign, transfer, lease, convey or otherwise dispose, in one or more related transactions, of assets constituting the Capital Stock or all or part of the assets of any Subsidiary, division or line of business or group of such Subsidiaries, divisions or lines of business (“disposed group”) if such disposed group (i) generated less than 40% of Consolidated EBITDA in (A) the most recently completed period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to this Agreement or pursuant to the Existing Revolving Credit Agreement (with respect to periods ending prior to the Closing Date) and (B) each of the last three completed fiscal years of the Company for which financial statements have been delivered pursuant to this Agreement or pursuant to the Existing Revolving Credit Agreement (with respect to periods ending prior to the Closing Date) and (ii) has total assets with a value that is less than 40% of the total value of the consolidated assets of the Company and its Subsidiaries, as determined in accordance with GAAP as of the last date of the latest period for which financial statements have been delivered pursuant to this Agreement or pursuant to the Existing Revolving Credit Agreement (with respect to periods ending prior to the Closing Date), and so long as, in the case of any such sale, assignment, transfer, lease, conveyance or other disposition of the Capital Stock of the Borrower (a “Borrower stock disposition”) in which the Company does not own, directly or indirectly, as a result of such Borrower stock disposition more than 50% of the Capital Stock of the Borrower, (x) such Borrower stock disposition is made to a Successor Loan Party and the Successor Loan Party (if other than such Loan Party) expressly assumes all the obligations of the Borrower pursuant to documents or instruments in form required by this Agreement, and (y) each Lender shall have received and be satisfied with all documentation and other information under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, as to such Successor Loan Party reasonably requested by the Lenders; provided that such disposition does not violate any other provisions of this Agreement.  Any such disposition shall also not be deemed a Change of Control pursuant to clause (a) of the definition thereof.
Section 5.12.    Dividends and Certain Other Restricted Payments. After the occurrence and during the continuation of a Default, (a) the Company will not declare or pay any dividends on or make any other distributions in respect of any class or series of Capital Stock of the Company (other than a dividend payable solely in Capital Stock of the same class) and (b) the Company will not, nor will permit any of its Subsidiaries to, directly or indirectly purchase, redeem, or otherwise acquire or retire any of the Capital Stock of the Company or any warrants, options, or similar instruments to acquire the same (a “Restricted Payment”); provided, however, that the foregoing shall not operate to prevent the making of dividends or distributions within 60 days of their declaration by the Company, if at the declaration date such payment was permitted by the foregoing.
Section 5.13.    Burdensome Agreements. The Company will not, nor will it permit any Significant Subsidiary to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Non-Guarantor Subsidiary to make Restricted Payments to any Loan Party; provided that the foregoing shall not apply to Contractual Obligations which:
(i)    (x) exist on the Closing Date and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation;
(ii)    represent Indebtedness of a Loan Party containing limitations no more restrictive than those set forth in this Agreement;
(iii)    are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary or a Non-Guarantor Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Subsidiary or a Non-Guarantor Subsidiary and as amended or modified; provided, however, that any such amendment or modification is no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions prior to such amendment or modification;
(iv)    customary limitations or restriction in any acquisition agreement with respect to a Person subject to any disposition by the Company or any Subsidiary, which limitations or restrictions are not applicable to any other Person (other than its Subsidiaries);
(v)    represent Indebtedness of a Non-Guarantor Subsidiary which is permitted hereunder;

(vi)    are customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures permitted hereunder and applicable solely to such Joint Venture entered into in the ordinary course of business;
(vii)    are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;
(viii)    comprise restrictions imposed by any agreement relating to secured Indebtedness permitted hereunder to the extent that such restrictions apply only to the property or assets securing such Indebtedness;
(ix)    are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Subsidiary;
(x)    are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(xi)    are restrictions arising in connection with any Qualified Receivables Financing;
(xii)    are restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(xiii)    are restrictions that would not reasonably be expected to materially adversely affect the cash position of the Loan Parties taken as a whole; and
(xiv)    are customary restrictions in construction loans, purchase money obligations, Capital Leases, security agreements or Liens securing Indebtedness of the Company or a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capital Leases or security agreements or Liens.
For purposes of determining compliance with this covenant, (1) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Company or a Subsidiary of the Company to other Indebtedness incurred by the Company or any such Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
Section 5.14.    Transactions with Affiliates. The Company will not, and will not permit any of its Significant Subsidiaries to, enter into any material transaction or material arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate, but excluding (a) any transaction or arrangement with the Company or a Subsidiary and (b) any Restricted Payment permitted by Section 5.12), except upon fair and reasonable terms which taken as a whole are substantially no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate (or, if in the good faith judgment of the Company’s Board of Directors, no comparable transaction is available with which to compare any such transaction, such transaction is otherwise fair to the Company or such Subsidiary from a financial point of view); provided that the foregoing shall not restrict any of the following transactions or arrangements:
(a)    any transaction or arrangement arising in the ordinary course of business;
(b)    the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, managers, employees or consultants of the Company or any Subsidiary or any direct or indirect parent entity of the Company;
(c)    payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Company in good faith;
(d)    any transaction or arrangement with a Joint Venture or any direct or indirect equity holder in any Subsidiary or Joint Venture, in each case consistent with past practice or industry norm;
(e)    any transaction effected as part of a Qualified Receivables Financing; and
(f)    the issuance of Capital Stock of the Company to any Person and any contribution to the capital of the Company.
Section 5.15.    Maximum Leverage Ratio. The Company will not, as of the last day of each fiscal quarter of the Company, permit the Leverage Ratio to be more than 3.50 to 1.00.
Section 5.16.    Sanctions. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, (a) to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is known by Chief Executive Officer, Chief Compliance Officer or General Counsel of the Borrower to be the subject of Sanctions, or (b) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 5.17.    Anti-Corruption Laws. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, use the proceeds of any Credit Extension (including any indirect use intended by the Borrower or such Subsidiary) for any purpose which would result in a violation by the Borrower or such Subsidiary of any Anti-Corruption Law.
ARTICLE 6
EVENTS OF DEFAULT AND REMEDIES
Section 6.01.    Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:
(a)    default in the payment when due (whether at the stated maturity thereof or at any other time provided for in this Agreement) of (i) all or any part of the principal of or (ii) interest on any Loan or any other Obligation payable hereunder or under any other Loan Document which in the case of clause (ii) is not paid within five Business Days;
(b)    default in the observance or performance of any covenant set forth in Sections 5.01(e), 5.04 (solely with respect to the Company) or 5.09 through 5.17 hereof;
(c)    default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer or (ii) written notice thereof is given to the Company by the Administrative Agent;
(d)    any representation or warranty made by any Loan Party herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any Loan made hereunder, proves incorrect in any material respect as of the date of the issuance or making thereof;
(e)    any of the Loan Documents shall for any reason (other than as expressly permitted hereunder or thereunder or upon satisfaction in full of all Obligations) not be or shall cease to be in full force and effect or is declared to be null and void, or any Loan Party shall so assert in writing;
(f)    (i) any default shall occur under any Indebtedness of the Company or any of its Subsidiaries aggregating in excess of U.S. $150,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and as a result of such default, the holders of such Indebtedness have accelerated the maturity of such Indebtedness, or (ii) any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise) after expiry of any applicable grace period;
(g)    any final judgment or court order for the payment of money shall be rendered against the Company or any of its Significant Subsidiaries, or against any of its property, in an aggregate amount in excess of U.S. $100,000,000 (except to the extent fully (excluding any deductibles or self-insured retention) covered by insurance pursuant to which the insurer has been notified of the judgment or court order and has not disputed the claim made for payment of the amount of the payment to be made under such judgment or court order), and which remains undischarged, unvacated, unbonded or unstayed for a period of 60 days;
(h)    any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of U.S. $100,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of U.S. $100,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by the Company or any of its Subsidiaries, or any other member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any of its Subsidiaries, or any member of the Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(i)    any Change of Control shall occur;
(j)    the Company or any of its Significant Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of all or a substantial part of its property under any Debtor Relief Law, (ii) become unable, admit in writing its inability or fail to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated as bankrupt or insolvent under any Debtor Relief Law, (v) commence a voluntary case under any Debtor Relief Law or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any Debtor Relief Law or file an answer admitting the material allegations of a petition filed against it in any proceeding under any Debtor Relief Law, or action shall be taken by it for the purpose of effecting any of the foregoing, or (vi) if without the application, approval or consent of the Company or any of its Significant Subsidiaries, a proceeding shall be instituted in any court of competent jurisdiction, under any Debtor Relief Law, seeking in respect of the Company or any of its Significant Subsidiaries an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Company or any of its Significant Subsidiaries or of all or any substantial part of its assets, or other like relief in respect thereof under any Debtor Relief Law, and, if such proceeding is being contested by the Company or any of its Significant Subsidiaries in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed for any period of 60 consecutive days; or
(k)    a custodian, receiver, interim receiver, receiver and manager, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Significant Subsidiaries, or any substantial part of any of its property, or a proceeding described in Section 6.01(j)(v) shall be instituted against the Company or any of its Significant Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.
Section 6.02.    Non-Bankruptcy Defaults. When any Event of Default other than those described in subsection (j) or (k) of Section 6.01 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the Company: (a) if so directed by or with the consent of the Required Lenders, terminate the Commitments and all other obligations of the Lenders hereunder, which shall thereupon immediately terminate; and (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind. The Administrative Agent, after giving notice to the Company pursuant to Section 6.01(c) or this Section 6.02, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.
Section 6.03.    Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 6.01 hereof has occurred and is continuing, then all outstanding Loans shall immediately and automatically become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind which are hereby waived by the Borrower, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately and automatically terminate, and the Commitments shall immediately and automatically terminate.
Section 6.04.    Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(c) hereof promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.
ARTICLE 7
CHANGE IN CIRCUMSTANCES AND CONTINGENCIES
Section 7.01.    Funding Loss Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender or by reason of breakage of interest rate swap agreements or the liquidation of other hedging contracts or agreements) as a result of:
(a)    any payment, prepayment or conversion of a Eurodollar Rate Loan on a date other than the last day of its Interest Period,
(b)    any failure (because of a failure to meet the conditions of Section 3.01 or otherwise) by the Borrower to borrow, prepay or continue a Eurodollar Rate Loan, or to convert a Base Rate Loan into a Eurodollar Rate Loan, on the date specified in a notice given pursuant to Section 2.04(a) or Section 2.07 hereof, or
(c)    any failure by the Borrower to make any payment of principal on any Eurodollar Rate Loan when due (whether by acceleration or otherwise), then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be conclusive absent manifest error.
Unless otherwise agreed to by any Lender, for purposes of calculating amounts payable by the Borrower to such Lender under this Section 7.01, such Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at rate equal to the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
Section 7.02.    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, U.S. Dollars in the

London interbank market, then, such Lender shall promptly notify the Borrower and the Administrative Agent thereof and (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all such Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate , the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount of Loans so prepaid or converted, together with any additional amounts required pursuant to Section 7.01.
Section 7.03.    Inability to Determine Rates.
(a)    If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof (i) the Administrative Agent determines that (A) U.S. Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (B) (x) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan and (y) the circumstances described in Section 7.03(c)(i) do not apply (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Company, the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 7.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
(b)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent, in consultation with the Borrower and the Company and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this Section, (2) the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent, the Borrower and the Company written notice thereof.
(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error), or the Borrower or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or the Required Lenders (as applicable) have determined that:
(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or
(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;
then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. Dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
For purposes hereof, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).
Section 7.04.    Increased Costs; Reserves On Eurodollar Rate Loans. (1) Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 7.04(e), other than as set forth in clause (iii) below);
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurodollar Rate Loan (or, in the case of any Change in Law with respect to Taxes, any Loan), or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed material by such Lender, then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Company shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Additional Reserve Requirements. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency Liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 15 days from receipt of such notice.
(f)    Notwithstanding any other provision of this Agreement, no Lender shall demand compensation pursuant to this Section 7.04 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances.
Section 7.05.    Mitigation Obligations. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 7.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 9.01, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (I) would eliminate or reduce amounts payable pursuant to Section 7.04 or Section 9.01, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, that such Lender is generally seeking compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender has the right under such similar credit facilities to do so).
Section 7.06.    Substitution of Lenders. (a) Upon the receipt by the Company of a claim from any Lender for compensation under Section 7.04 or Section 9.01 hereof, (b) upon the receipt by the Company of notice by any Lender to the Company of any illegality pursuant to Section 7.02 hereof, (c) in the event any Lender is a Defaulting Lender or (d) in the event that any Lender does not consent, by the date specified by the Borrower, to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each Lender adversely affected thereby that has been approved by the Required Lenders (a “Non-Consenting Lender”) (any such Lender referred to in clause (a), (b), (c) or (d) above being hereinafter referred to as an “Affected Lender”), the Company may, in addition to any other rights the Company may have hereunder or under applicable Law, require, at its expense, any such Affected Lender to assign, at par plus accrued interest and fees, without recourse, all of its interest, rights, and obligations hereunder (including all of the Loans and other amounts at any time owing to it hereunder and the other Loan Documents) to a bank or other institutional lender specified by the Company, provided that (i) such assignment shall not conflict with or violate any applicable Law, (ii) if the assignment is to a Person other than a Lender, the Company shall have received the written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) to such assignment, (iii) the Company shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 7.01 hereof as if the Loans owing to it were prepaid rather than assigned) other than principal and accrued interest owing to the Affected Lender hereunder, (iv) the assignment is entered into in accordance with the other requirements of Section 9.09 hereof (and the Borrower shall pay to the Administrative Agent any assignment fees as set forth therein), (v) the assignee shall have paid to the Affected Lender the principal amount of all outstanding Loans made by such Affected Lender, together with all accrued interest thereon, (vi) in the case of an assignment as a result of claim by an Affected Lender under clause (i) above, such assignment will result in a reduction in such compensation or payments thereunder, and (vii) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; provided, further, that, so long as the foregoing clauses (i) through (vii) have been satisfied, the failure by such Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Lender and such assignment shall nevertheless be effective without the execution by such Lender of an Assignment and Assumption. If at the time Investment Grade Status exists as to the Company, the Company may elect to repay the Loans of any Affected Lender (other than Defaulting Lenders); provided that (i) the Company notifies such Lender through the Administrative Agent of such election at least three Business Days before the date of such repayment, and (ii) the Borrower repays or prepays the principal amount of all outstanding Loans made by such Lender plus any accrued but unpaid interest thereon plus all other amounts payable by the Borrower to such Lender hereunder, on the applicable date of such repayment. Upon satisfaction of the foregoing conditions, such Affected Lender shall cease to be a Lender for all purposes hereunder and under the other Loan Documents.
ARTICLE 8
THE ADMINISTRATIVE AGENT
Section 8.01.    Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 8.02.    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the terms “Lender” and “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 8.03.    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.10 and 6.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 8.05.    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 8.06.    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company (provided that during the existence of a Default, such consent shall not be required), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 8 and Section 9.12 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Section 8.07.    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 8.08.    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the agents, bookrunners or arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
Section 8.09.    Release of Guarantors. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under its Guaranty (a) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or (b) upon request of the Company, so long as immediately after giving effect to such release contemplated by this clause (b) (and, at the option of the Company, any substantially simultaneous delivery to the Administrative Agent of one or more additional Guaranties), the Company shall be in compliance with Section 5.10, and the Administrative Agent hereby agrees to execute such documents and take such actions as may be necessary or reasonably requested by the Company to effect and evidence such release. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.09.
Section 8.10.    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into,

participation in, administration of and performance of the Loans, the Commitments or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
ARTICLE 9
MISCELLANEOUS
Section 9.01.    Taxes.
(a)    Payments Free of Taxes; Obligations to Withhold; Payments on Account of Taxes. (1) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(i)    If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) such Loan Party or the Administrative Agent shall withhold or make such deductions as are determined by such Loan Party or the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 9.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(ii)    If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 9.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(c)    Tax Indemnifications. (1) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 15 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 9.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses (excluding any Excluded Taxes) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(i)    Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.09(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. Upon reasonable request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 9.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(e)    Status of Lenders. (1) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 9.01(e)(ii)(A), (e)(ii)(B) and (e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender; provided, however, that the Lender shall not be entitled to any increased amounts under Section 9.01(a) or to indemnification under Section 9.01(c)(i) if it fails to complete, execute and submit such documentation on the basis of material unreimbursed costs or expenses or material prejudice to the legal or commercial position of the Lender unless it is the general policy or practice of the Lender to do so in similar circumstances.

(i)    Without limiting the generality of the foregoing, with respect to the Borrower,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed originals of IRS Form W-8ECI (or successor form);
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN- E (or successor form); or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or any successor form or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(ii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 9.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 9.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section 9.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes imposed with regard to such refunds) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)    The Administrative Agent shall provide the Borrower the following correct, complete and duly executed documents, as applicable: an IRS Form W-9, IRS Form W-8BEN or W-8BEN-E (or any successor form) establishing an exemption from U.S. federal withholding Tax, or IRS Form W-8ECI (or any successor forms). The Administrative Agent shall also provide any other documentation reasonably requested by the Borrower from time to time as will permit any payments under the Loan Documents to be made without withholding or at a reduced rate of withholding (“Additional Documentation”), provided that the Administrative Agent shall not be required to provide such Additional Documentation if in the Administrative Agent’s reasonable judgment the completion, execution or submission of such Additional Documentation would subject the Administrative Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Administrative Agent; provided, further, that the Administrative Agent shall not be entitled to any increased amounts under Section 9.01(a) or to indemnification under Section 9.01(c)(i) if it fails to complete, execute and submit such documentation on the basis of material unreimbursed costs or expenses or material prejudice to the legal or commercial position of the Administrative Agent unless it is the general policy or practice of the Administrative Agent to do so in similar circumstances. The Administrative Agent agrees that if any form or certification it previously delivered pursuant to this Section 9.01(g) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.
(h)    Survival. Each party’s obligations under this Section 9.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
Section 9.02.    No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.
Section 9.03.    Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 9.04.    Survival of Representations. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
Section 9.05.    Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to, Sections 7.01, 7.04, 9.04 and 9.12 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.
Section 9.06.    Sharing of Payments. Each Lender agrees with each other Lender that if such former Lender shall receive any payment on account of principal or interest, whether by set off or application of deposit balances or otherwise, on any of the Loans in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of such other Lenders such amount of the Loans, or participations or subparticipation, as applicable, therein, held by each such other Lender (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all such other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. The provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Loan Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or as provided in Section 2.08), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).
Section 9.07.    Notices; Effectiveness; Electronic Communication. (1) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Company, the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.07; and
(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent and each Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Internet. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Company, the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(e)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Company or the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company or the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 9.08.    Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.
Section 9.09.    Successors and Assigns. (1) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(a)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than U.S. $5,000,000 or a larger multiple of U.S. $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 6.01(a), (j) or (k) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.
The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of U.S. $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made to (i) any Person that fails to represent that it is a Qualified Person, (ii) the Company or any of the Company’s Affiliates or Subsidiaries, (iii) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), or (iv) a Defaulting Lender or a Subsidiary thereof, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 7.04 and 9.12 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. The assignee Lender shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent any certification, forms or other documentation in accordance with Section 9.01. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(b)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”), and shall promptly record in the Register all assignments it receives in conformity with Section 9.09(a) hereof. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(c)    Participations. Any Lender may at any time, without the consent of, or notice to, any of the Borrower or the Administrative Agent, sell participations to any Person (other than (i) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (ii) the Company or any of the Company’s Affiliates or Subsidiaries or (iii) a Person that fails to represent that it is a Qualified Person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the

Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment or waiver described in the first proviso to Section 9.10 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 7.01, 7.04 and 9.01 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 9.01(e) shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Sections 7.05 and 7.06 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 7.04 or 9.01, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 7.05 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.13 as though it were a Lender, provided that such Participant agrees to be subject to Section 9.06 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Notices of Borrowing, Notices of Continuation/Conversion, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 9.10.    Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Company, (b) the Required Lenders (or the Administrative Agent with the signed written consent of the Required Lenders), and (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent; provided that:
(i)    no amendment or waiver pursuant to this Section 9.10 shall (A) increase or extend any Commitment of any Lender without the consent of such Lender, (B) reduce the amount of, or postpone the date for any scheduled payment of any principal of or interest on, any Loan or of any fee payable hereunder without the consent of each Lender directly and adversely affected thereby, provided that the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, or (C) change the application of payments set forth in Section 2.08 hereof, or change or waive any provision of Section 9.06 to the extent it alters the pro rata nature of disbursements by or payments to the Lenders, required by Section 9.06 without the consent of each Lender directly and adversely affected thereby; and
(ii)    no amendment or waiver pursuant to this Section 9.10 shall, unless signed by each Lender, (A) change the definition of Required Lenders, (B) change the provisions of this Section 9.10 or (C) release the Borrower or the Company from its Obligations under this Agreement.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
In addition, notwithstanding anything in this Section 9.10 to the contrary, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten Business Days following receipt of notice thereof.
Section 9.11.    Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.
Section 9.12.    Expenses; Indemnity; Damage Waiver. (1) Costs and Expenses. The Company shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (but limited, in the case of legal fees and expenses, to the reasonable and properly documented fees, charges and disbursements of one counsel for the Administrative Agent and the Arrangers taken as a whole), in connection with the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out of pocket expenses incurred by the Administrative Agent or any Lender (other than a Defaulting Lender) in connection with the enforcement or protection of its rights (1) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (2) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(a)    Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including, but limited in the case of legal fees and expenses, to the reasonable and properly documented fees, charges and disbursements of one counsel to the Indemnitees taken as a whole and, if necessary, one firm of local counsel in each appropriate jurisdiction, and, in the case of an actual or perceived conflict of interests where the Indemnitee affected by such conflict informs the Company of such conflict, one additional counsel to each group of affected Indemnitees similarly situated taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property, including leaseholds, owned or operated by the Company or any of its Subsidiaries, or any Environmental Claim or liability under any Environmental Law, in each case to the extent related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Affiliates, and regardless of whether any Indemnitee is a party thereto, IN

ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Company or any of its Affiliates against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Affiliate has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of a Loan Party and that is brought by an Indemnitee against another Indemnitee (other than against any Arranger or the Administrative Agent in their capacities as such). This Section 9.12(b) shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, liabilities and related expenses arising from any non-Tax claim, excluding Taxes for which the Indemnitee has been indemnified under Section 9.01.
(b)    Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of the Administrative Agent acting for the Administrative Agent (or any such sub-agent), in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.04(e).
(c)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, each of the Borrower and the Company and any Indemnitee shall not assert, and hereby waives, any claim on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or any Loan or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit the Company’s indemnity and reimbursement obligations to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 9.12.
(e)    Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.
Section 9.13.    Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.10 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to promptly notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 9.14.    Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 9.15.    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, provided that the Company is given written notice prior to any such disclosure to the extent not legally prohibited so that the Company may seek a protective order or other appropriate remedy, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or credit insurance transaction relating to the Company and its obligations, (g) with the consent of the Company, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company or a Subsidiary who did not acquire such information as a result of a breach of this Section or (i) to any rating agency in connection with rating the Company or its Subsidiaries or the credit facility provided hereunder, the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facility provided hereunder.
For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, and other than information regarding the closing date, size, type, purpose of, and parties to, the credit facility provided hereunder, to data service providers, including league table providers, that serve the lending industry.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
Section 9.16.    Entire Agreement. THE LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING OF THE PARTIES THERETO WITH RESPECT TO THE SUBJECT MATTER

THEREOF AND ANY PRIOR AGREEMENTS, WHETHER WRITTEN OR ORAL, WITH RESPECT THERETO ARE SUPERSEDED HEREBY.
Section 9.17.    Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of Law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of Law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable. Without limiting the foregoing provisions of this Section 9.17, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 9.18.    Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents.
Section 9.19.    USA Patriot Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, and the Borrower confirms that it is acting on its own account and not on behalf of a third party.
Section 9.20.    Governing Law; Jurisdiction; Etc. (1) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(a)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT

OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(b)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(c)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.07(a). NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 9.21.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.22.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Company and its Subsidiaries, on the one hand, and the Administrative Agent, the Arrangers and the Lenders on the other hand, (ii) such Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) such Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) each of the Administrative Agent, the Arrangers and the Lenders has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Subsidiaries, or any other Person and (ii) neither the Administrative Agent, the Arrangers nor the Lenders have any obligation to the Company or any of its Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Subsidiaries, and none of the Administrative Agent, the Arrangers nor the Lenders have any obligation to disclose any of such interests to the Company or its Subsidiaries. To the fullest extent permitted by Law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 9.23.    Qualified Person. Each Lender listed on the signature pages hereof, by the execution and delivery of this Agreement, represents and warrants to the Borrower that it is a Qualified Person.
Section 9.24.    Agent for Services Of Process. The Company agrees that promptly following request by the Administrative Agent it will appoint and maintain an agent reasonably satisfactory to the Administrative Agent to receive service of process in New York City.
Section 9.25.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
ARTICLE 10
COMPANY GUARANTY

Section 10.01.    The Guaranty. The Company hereby unconditionally and absolutely guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to the Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by the Borrower under this Agreement. Upon failure by the Borrower to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement. The Company agrees that this guaranty is a continuing guaranty of payment and performance and not of collection.
Section 10.02.    Guaranty Unconditional. The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(a)    any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under any Loan Document, by operation of law or otherwise;
(b)    any modification or amendment of or supplement to this Agreement or any Note;
(c)    any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of the Borrower contained in any Loan Document;
(d)    the existence of any claim, set off or other rights which the Company may have at any time against the Borrower, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(e)    any invalidity or unenforceability relating to or against the Borrower for any reason of any Loan Document, or any provision of applicable Law or regulation purporting to prohibit the payment by the Borrower of the principal of or interest on any Loan or any other amount payable by it under this Agreement; or
(f)    any other act or omission to act or delay of any kind by the Borrower, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Company’s obligations hereunder.
Section 10.03.    Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Company’s obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans and all other amounts payable by the Company and the Borrower under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any other amount payable by the Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Company’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.
Section 10.04.    Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.
Section 10.05.    Subrogation. Upon making any payment with respect to the Borrower hereunder, the Company shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that the Company shall not enforce any payment by way of subrogation unless all amounts of principal of and interest on the Loans to the Borrower and all other amounts payable by the Borrower under this Agreement have been paid in full.
Section 10.06.    Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

[Signature Pages Follow]

This Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.
LYONDELLBASELL INDUSTRIES N.V.,
as the Company

By: /s/ Thomas Aebischer
Thomas Aebischer
Chief Financial Officer & Authorized Attorney

LYB AMERICAS FINANCE COMPANY LLC,
as the Borrower

By: /s/ Larry Somma
Larry Somma
Vice President & Treasurer

LyondellBasell Americas Finance Company LLC
364-Day Credit Agreement
Signature Page

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Maurice E. Washington
Name: Maurice E. Washington
Title: Vice President

LyondellBasell Americas Finance Company LLC
364-Day Credit Agreement
Signature Page

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Andrew Wulff
Name: Andrew Wulff
Title: Vice President

LyondellBasell Americas Finance Company LLC
364-Day Credit Agreement
Signature Page

MIZUHO BANK, LTD.,
as a Lender

By: /s/ Tracy Rahn
Name: Tracy Rahn
Title: Authorized Signatory

LyondellBasell Americas Finance Company LLC
364-Day Credit Agreement
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Lender

By: /s/ Mike Westcott
Name: Mike Westcott
Title: Vice President

LyondellBasell Americas Finance Company LLC
364-Day Credit Agreement
Signature Page

CITIBANK, N.A.,
as a Lender

By: /s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

LyondellBasell Americas Finance Company LLC
364-Day Credit Agreement
Signature Page

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By: /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

LyondellBasell Americas Finance Company LLC
364-Day Credit Agreement
Signature Page

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

LyondellBasell Americas Finance Company LLC
364-Day Credit Agreement
Signature Page

MORGAN STANLEY BANK, N.A.,
as a Lender

By:/s/ Michael King
Name: Michael King
Title: Authorized Signatory

LyondellBasell Americas Finance Company LLC
364-Day Credit Agreement
Signature Page

EXHIBIT A

FORM OF NOTICE OF BORROWING
Date: ___________, ____

To:
Bank of America, N.A., as Administrative Agent for the Lenders party to the 364-Day Credit Agreement, dated as of February 8, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among LYONDELLBASELL INDUSTRIES N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands (the “Company”), LYB AMERICAS FINANCE COMPANY LLC, a Delaware limited liability company (the “Borrower”), the various institutions from time to time party thereto as Lenders, BANK OF AMERICA, N.A., as Administrative Agent and such other parties party thereto.

Ladies and Gentlemen:
The undersigned refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you irrevocable notice, pursuant to Section 2.04 of the Credit Agreement, of the Borrowing specified below:
1.    The aggregate amount of the proposed Borrowing is ____________.
2.    The Business Day of the proposed Borrowing is __________, 20__.
3.    The Borrowing is to be comprised of ______________________________.
[Type of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of _________ month(s).
Each of the conditions specified in Section 3.01 of the Credit Agreement shall be satisfied on and as of the date of the Borrowing requested hereby.
IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.
LYB AMERICAS FINANCE COMPANY LLC

By: ___________________________________
Name:
Title:

EXHIBIT B

FORM OF NOTICE OF CONTINUATION/CONVERSION
Date: ____________, ____

To:
Bank of America, N.A., as Administrative Agent for the Lenders party to the 364-Day Credit Agreement, dated as of February 8, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among LYONDELLBASELL INDUSTRIES N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands (the “Company”), LYB AMERICAS FINANCE COMPANY LLC, a Delaware limited liability company (the “Borrower”), the various institutions from time to time party thereto as Lenders, BANK OF AMERICA, N.A., as Administrative Agent and such other parties party thereto.

Ladies and Gentlemen:
The undersigned refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you irrevocable notice, pursuant to Section 2.04 of the Credit Agreement, of the conversion/continuation of an existing Borrowing of [Eurodollar Rate Loans] [Base Rate Loans] on the terms specified below:

1.	The Business Day of the proposed [conversion] [continuation] is _______, 20__.

2.	The aggregate principal amount of the Loans to be converted/continued is __________________________________.

4.	The Loans are to be converted into/continued as [Eurodollar Rate Loans] [Base Rate Loans].

5.	If applicable: The duration of the Interest Period for the Eurodollar Rate Loans included in the Borrowing resulting from such [conversion] [continuation] shall be __________ month(s).
IN WITNESS WHEREOF, the undersigned has caused this Notice of Continuation/Conversion to be executed and delivered as of the date first above written.
LYB AMERICAS FINANCE COMPANY LLC

By: ___________________________________
Name:
Title:

EXHIBIT C

FORM OF NOTE
Date: _________, _______
For Value Received, the undersigned (the “Borrower”) hereby promises to pay to ___________________________ (the “Lender”) on the Maturity Date, at the Administrative Agent’s Office in accordance with Section 2.08(a) of the Credit Agreement, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the unpaid principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement, the provisions of which are incorporated by reference in this Note.
This Note is one of the Notes referred to in the 364-Day Credit Agreement dated as of February 8, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among LYONDELLBASELL INDUSTRIES N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands, LYB AMERICAS FINANCE COMPANY LLC, a Delaware limited liability company, the various institutions from time to time party thereto as Lenders, BANK OF AMERICA, N.A., as Administrative Agent, and such other parties party thereto, and this Note and the holder hereof are entitled to all the benefits referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of New York. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
Voluntary prepayments may be made hereon in whole or in part without premium or penalty in accordance with Section 2.07 of the Credit Agreement, and upon the occurrence and continuation of one or more Events of Default, this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.
This Note is issued under and subject to the terms of the Credit Agreement [This Note is also entitled to the benefits of the Guaranty.]

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.
LYB AMERICAS FINANCE COMPANY LLC

By:     ____________________________________
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the credit facility provided for in the Credit Agreement and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:    ________________________________
________________________________
2.    Assignee[s]:    ________________________________
________________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

4.
Credit Agreement:     364-Day Credit Agreement, dated as of February 8, 2019 (as extended, renewed, amended or restated from time to time), among LYONDELLBASELL INDUSTRIES N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands (the “Company”), LYB AMERICAS FINANCE COMPANY LLC, a Delaware limited liability company (the “Borrower”), the various institutions from time to time party thereto as Lenders, BANK OF AMERICA, N.A., as Administrative Agent and such other parties party thereto.

5.	Assigned Interest:

Assignor[s]	Assignee[s]	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans	Notation Made By

6.
Not an Employee Benefit Plan.  [The][Each] Assignee represents and warrants as of the Effective Date to the Administrative Agent, [the][each] Assignor and the respective Affiliates of each, and not, for the avoidance of doubt, for the benefit of the Borrower, that [the][such] Assignee is not and will not be (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

[7.	Trade Date: ____________________]
Effective Date: ____________________, 20__

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]

[________________]

By: ___________________________________
Name:
Title:

ASSIGNEE[S]

[_______________]

By: ___________________________________
Name:
Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By: ___________________________________
Name:
Title:

[Consented to:]

[LYONDELLBASELL INDUSTRIES N.V.,
as the Company]

By: ___________________________________
Name:
Title:

Annex 1 to
Assignment and Assumption
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) this assignment is being made in accordance with the Credit Agreement and all Laws and regulations applicable to [the][such] Assignor and it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) this assignment is being made in accordance with the Credit Agreement and all Laws and regulations applicable to [the][such] Assignee and it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.09(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.09(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee and (viii) it is a Qualified Person; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent,

[the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E

FORM OF GUARANTY
This GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) dated as of [______________] is made by the parties who have executed this Guaranty (such parties, along with any other parties who execute and deliver to the Administrative Agent hereinafter identified and defined an agreement in the form attached hereto as Exhibit A, being herein referred to collectively as the “Guarantors” and individually as a “Guarantor”, subject to Section 6 of this Guaranty) in favor of the Guaranteed Creditors (defined below). All capitalized terms used in this Guaranty without definition shall have the same meaning herein as such terms have in the Credit Agreement (defined below).
P R E L I M I N A R Y S T A T E M E N T S
A.    LYONDELLBASELL INDUSTRIES N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands (the “Company”), LYB AMERICAS FINANCE COMPANY LLC, a Delaware limited liability company (the “Borrower”), BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”), the financial institutions from time to time party thereto (hereinafter referred to collectively as the “Lenders” and individually as a “Lender”) and the other parties thereto have entered into a 364-Day Credit Agreement, dated as of February 8, 2019 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, including amendments and restatements thereof in its entirety, being hereinafter referred to as the “Credit Agreement”), pursuant to which the Lenders have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Borrower (the Administrative Agent and the Lenders being hereinafter referred to collectively as the “Guaranteed Creditors” and individually as a “Guaranteed Creditor”).
B.    The Company owns, directly or indirectly, equity interests in each of the Guarantors and the Company provides each of the Guarantors with financial, management, administrative, and technical support which enables each such Guarantor to conduct its businesses in an orderly and efficient manner in the ordinary course.
C.    Each Guarantor will benefit, directly or indirectly, from credit and other financial accommodations extended by the Guaranteed Creditors to the Borrower.
NOW THEREFORE, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Guarantee.
(a)    Each Guarantor hereby, jointly and severally, irrevocably and unconditionally guarantees on a senior basis, as a primary obligor and not merely as a surety, to each Guaranteed Creditor and its successors and permitted assigns the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of all Obligations of the Borrower under the Loan Documents. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each Guarantor shall remain bound under this Guaranty notwithstanding any extension or renewal of any Obligation.
(b)    To the extent applicable, each Guarantor waives presentation to, demand of payment from and protest to the Borrower of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Guaranteed Creditor to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person under the Loan Documents; (ii) any extension or renewal of the Loan Documents; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the failure of any Guaranteed Creditor to exercise any right or remedy against any other guarantor of the Obligations; or (v) any change in the ownership of each Guarantor, except as provided in Section 2(b) or Section 2(c). Each Guarantor hereby waives any right to which it may be entitled to have its Obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed.
(c)    Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Borrower first be used and depleted as payment of the Borrower’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Borrower be sued prior to an action being initiated against such Guarantor.
(d)    Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Guaranteed Creditor to any security held for payment of the Obligations.
(e)    The Guarantee of each Guarantor is, to the extent and in the manner set forth in this Guaranty, the senior unsecured Obligations of the Guarantors, equal in right of payment to all existing and future unsubordinated indebtedness of the relevant Guarantor.
(f)    Except as expressly set forth in Section 2 and Section 6, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Guaranteed Creditor to assert any claim or demand or to enforce any remedy under any of the Loan Documents, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity, other than payment in full of all the Obligations (other than any contingent reimbursement or indemnification obligations for which no claim has been asserted as of the relevant time of determination).

(g)    Each Guarantor agrees that its obligations hereunder shall remain in full force and effect until released in accordance with Section 2(b). Each Guarantor further agrees that its obligations herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Guaranteed Creditor upon the bankruptcy or reorganization of the Borrower or otherwise.
(h)    In furtherance of the foregoing and not in limitation of any other right which any Guaranteed Creditor has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in the manner specified in the Credit Agreement, to any Guaranteed Creditor an amount equal to the sum of (i) the unpaid principal amount of the Obligations owed to such Guaranteed Creditor, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by applicable Law) and (iii) all other monetary obligations of the Borrower to such Guaranteed Creditor under the Loan Documents.
(i)    Upon making any payment with respect to the Borrower hereunder, each Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that such Guarantor shall not enforce any payment by way of subrogation unless all amounts of principal of and interest on the Loans to the Borrower and all other amounts payable by the Borrower under the Credit Agreement have been paid in full. Each Guarantor further agrees that, as between it, on the one hand, and the Guaranteed Creditors, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Credit Agreement for the purposes of the guarantees herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Credit Agreement, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Borrower for the purposes of this Guaranty.
(j)    Each Guarantor also agrees to pay any and all costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred by any Guaranteed Creditor in enforcing any rights under this Guaranty subject to the limitations contained in the Credit Agreement.
(k)    Upon request of the Administrative Agent, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Guaranty.
Section 2.    Limitation on Liability.
(a)    Any term or provision of this Guaranty to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer or similar Laws affecting the rights of creditors generally.

(b)    The Obligations of any Guarantor under this Guaranty will be automatically and unconditionally released and discharged and no further action by such Guarantor, any Guaranteed Creditor or the Administrative Agent is required for the release and discharge of such Guarantor’s obligations hereunder, (A) pursuant to any event described in Section 8.09 of the Credit Agreement or (B) upon termination of the Commitments and the principal of and interest on the Obligations and all other amounts payable by the Borrower under the Credit Agreement have been paid in full (other than any contingent reimbursement or indemnification obligations for which no claim has been asserted as of the relevant time of determination); provided that if at any time any payment of any Obligation as described in this clause (B) is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
(c)    The Obligations of the Guarantors will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar Laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable Law.
Section 3.    Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and permitted assigns of the Guaranteed Creditors and, in the event of any transfer or assignment of rights by any Guaranteed Creditor made in accordance with the Credit Agreement, the rights and privileges conferred upon that party in each of the Loan Documents shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Credit Agreement.
Section 4.    No Waiver. Neither a failure nor a delay on the part of the Guaranteed Creditors in exercising any right, power or privilege under this Guaranty shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Guaranteed Creditors herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which any of them may have under this Guaranty at law, in equity, by statute or otherwise.
Section 5.    Modification. No modification, amendment or waiver of any provision of this Guaranty, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent in accordance with the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same, similar or other circumstances.
Section 6.    Execution of Supplement to Guaranty Agreement. Additional Subsidiaries may become Guarantors hereunder by executing and delivering to the Administrative Agent an agreement substantially in the form of Exhibit A hereto. Concurrently with the execution and delivery of such agreement, the Company shall deliver to the Administrative Agent such evidence of corporate authority and opinions of counsel with respect thereto as the Administrative Agent may reasonably request.

Section 7.    Non-Impairment. The failure to endorse a guarantee on any Note shall not affect or impair the validity thereof.
Section 8.    Governing Law; Effectiveness; Counterparts. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (without regard to principles of conflicts of laws). This Guaranty and every part thereof shall be effective upon delivery to the Administrative Agent, without further act, condition or acceptance by the Guaranteed Creditors. The Guarantors waive notice of the Guaranteed Creditors’ acceptance hereof. This Guaranty may be executed in counterparts and by different parties hereto on separate counterparts each of which shall be an original, but all together to be one and the same instrument.
Section 9.    Submission to Jurisdiction; Waiver of Jury Trial. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
Section 10.    Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 9. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 11.    Notices. All notices or other communications to each Guarantor shall be delivered to such Guarantor in care of the Company as provided in Section 9.07 of the Credit Agreement.
Section 12.    Taxes. Any and all payments under this Guaranty by any Guarantor shall be made free and clear of, and without deduction or withholding for, any Taxes, all in accordance with the Credit Agreement.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be executed and delivered as of the date first above written.
GUARANTORS:

[____________________]

By: ___________________________________
Name:
Title:

SUPPLEMENT TO GUARANTY AGREEMENT
This Supplement to Guaranty Agreement (this “Agreement”) dated as of [____________] is made by [GUARANTOR] (the “New Guarantor”), a subsidiary of LYONDELLBASELL INDUSTRIES N.V., a public company with limited liability (naamloze vennootschap) in the country of the Netherlands (or its successor) (the “Company”).
W I T N E S S E T H :
WHEREAS, certain subsidiaries of the Company have executed and delivered to the Administrative Agent that certain Guaranty Agreement dated as of [____________] (such Guaranty Agreement, as the same may from time to time be modified or amended, including supplements thereto which add or substitute parties as Guarantors thereunder, being hereinafter referred to as the “Guaranty”) pursuant to which such subsidiaries (the “Existing Guarantors”) have guaranteed to the Guaranteed Creditors the full and prompt payment of, among other things, any and all indebtedness, obligations and liabilities of the Borrower arising under the Loan Documents; and
WHEREAS, the Company provides the New Guarantor with substantial financial, managerial, administrative and technical support and the New Guarantor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Guaranteed Creditors to the Borrower;
NOW THEREFORE, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrower by the Guaranteed Creditors from time to time, the New Guarantor hereby agrees as follows:
1.    Defined Terms. As used in this Agreement, terms defined in the Guaranty or in the preamble or recital hereto are used herein as therein defined, except that the term “Guarantor” or “Guarantors” and any provision of the Guaranty providing meaning to such term shall be deemed a reference to the Existing Guarantors and the New Guarantor. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular section hereof.
2.    Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all Existing Guarantors, to unconditionally guarantee the Borrower’s Obligations under the Loan Documents on the terms and subject to the conditions set forth in the Guaranty and to be bound by all applicable provisions of the Credit Agreement and the Notes and to perform all of the obligations and agreements of a Guarantor under the Guaranty. Effective as of the date hereof, the New Guarantor hereby becomes a party to the Guaranty as a Guarantor thereunder with the same effect as if the New Guarantor were an original signatory to the Guaranty.

3.    Notices. All notices or other communications to the New Guarantor shall be delivered to the address specified on the signature page to this Agreement and in the manner provided for in Section 9.07 of the Credit Agreement.
4.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
5.    Counterparts. This Agreement may be executed in counterparts and by different parties hereto on separate counterparts each of which shall be an original, but all together to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
[NEW GUARANTOR]

By: ___________________________________
Name:
Title:

Notice address for New Guarantor:

c/o ______________________________________ _________________________________________
_________________________________________
Attention: ________________________________
Telephone: _______________________________
Telecopy: ________________________________

EXHIBIT F-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the 364-Day Credit Agreement, dated as of February 8, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among LYONDELLBASELL INDUSTRIES N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands, LYB AMERICAS FINANCE COMPANY LLC, a Delaware limited liability company, the various institutions from time to time party thereto as Lenders, BANK OF AMERICA, N.A., as Administrative Agent and such other parties party thereto.
Pursuant to the provisions of Section 9.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN, IRS Form W-8BEN-E or any successor form. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:     __________________________________
Name:
Title:

Date:    ______________, _____

EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the 364-Day Credit Agreement, dated as of February 8, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among LYONDELLBASELL INDUSTRIES N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands, LYB AMERICAS FINANCE COMPANY LLC, a Delaware limited liability company, the various institutions from time to time party thereto as Lenders, BANK OF AMERICA, N.A., as Administrative Agent and such other parties party thereto.
Pursuant to the provisions of Section 9.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN, IRS Form W-8BEN-E or any successor form. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:     __________________________________
Name:
Title:

Date:    ______________, _____

EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the 364-Day Credit Agreement, dated as of February 8, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among LYONDELLBASELL INDUSTRIES N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands, LYB AMERICAS FINANCE COMPANY LLC, a Delaware limited liability company, the various institutions from time to time party thereto as Lenders, BANK OF AMERICA, N.A., as Administrative Agent and such other parties party thereto.
Pursuant to the provisions of Section 9.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, IRS Form W-8BEN-E or any successor form or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN, IRS Form W-8BEN-E or any successor form from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]

By:     __________________________________
Name:
Title:
Date:    ______________, _____

EXHIBIT F-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the 364-Day Credit Agreement, dated as of February 8, 2019 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among LYONDELLBASELL INDUSTRIES N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands, LYB AMERICAS FINANCE COMPANY LLC, a Delaware limited liability company, the various institutions from time to time party thereto as Lenders, BANK OF AMERICA, N.A., as Administrative Agent and such other parties party thereto.
Pursuant to the provisions of Section 9.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, IRS Form W-8BEN-E or any successor form or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN, IRS Form W-8BEN-E or any successor form from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]

By:     __________________________________
Name:

Title:

Date:    ______________, _____

SCHEDULE 1(a)
Commitments

Lender	Amount	Percentage*
Bank of America, N.A.	$500,000,000.00	25.000000000%
Mizuho Bank, Ltd.	$500,000,000.00	25.000000000%
Wells Fargo Bank, National Association	$400,000,000.00	20.000000000%
Citibank, N.A.	$225,000,000.00	11.250000000%
Deutsche Bank AG New York Branch	$125,000,000.00	6.250000000%
JPMorgan Chase Bank, N.A.	$125,000,000.00	6.250000000%
Morgan Stanley Bank, N.A	$125,000,000.00	6.250000000%
Total:	$2,000,000,000.00	100.000000000%

* rounded to 9 decimal places

SCHEDULE 4.11
Significant Subsidiaries

NAME OF ENTITY	JURISDICTION	% OWNED
LyondellBasell Subholdings B.V.	The Netherlands	100%
Basell International Holdings B.V.	The Netherlands	100%
Basell Germany Holdings GmbH	Germany	100%
Basell Polyethylene SAS	France	100%
LYB Finance Company B.V.	The Netherlands	100%
LyondellBasell Finance Company	Delaware, U.S.A.	100%
Lyondell Chemical Company	Delaware, U.S.A.	100%
Equistar LP, LLC	Delaware, U.S.A.	100%
Equistar Chemicals, LP	Delaware, U.S.A.	100%
Lyondell Refining Company LLC	Delaware, U.S.A.	100%
Lyondell Refining I LLC	Delaware, U.S.A.	100%
Houston Refining LP	Delaware, U.S.A.	100%
Lyondell Chemical Technology 1 Inc.	Delaware, U.S.A.	100%

SCHEDULE 5.01
Internet Website Address

http://www.lyondellbasell.com/InvestorRelations/

SCHEDULE 9.07
Administrative Agent’s Office; Certain Addresses for Notices

COMPANY / BORROWER:
Company:	LyondellBasell Industries N.V.
Attention:	Treasury Operations
Address:	Stationsplein 45, 3013 AK Rotterdam, The Netherlands
Telephone:	31 10 713 6216
Facsimile:	31 10 713 7912
E-Mail Address:	TreasuryOperationsEU@lyb.com TreasuryOperationsUS@lyb.com

Borrower:	LYB Americas Finance Company LLC
Attention:	Treasury Operations
Address:	1221 McKinney Street, Suite 300 Houston, TX 77010
Telephone:	713-309-4513
Facsimile:	713-309-7136
E-Mail Address:	TreasuryOperationsEU@lyb.com TreasuryOperationsUS@lyb.com
US Taxpayer ID:	75-3260806

ADMINISTRATIVE AGENT’S OFFICE: For payment and Requests for Credit Extensions:
Bank of America, N.A.
Address:	TX2-984-03-23 2380 Performance Drive Building C Floor 3 Richardson, TX 75082-4233
Attention:	Jared McClure
Telephone:	469 201-4418
Facsimile:	214 290-9413
E-Mail Address:	jared.l.mcclure@baml.com

(for payments): Bank of America, N.A. ABA # 026009593 New York, NY Account #: 1366072250600 Attn: Wire Clearing Acct for Syn Loans - LIQ Ref: Lyondell 364-Day Term Loan
For all other notices:
Address:	Bank of America, N.A. Agency Management TX2-984-03-26 2380 Performance Drive Building C Floor 3 Richardson, TX 75082-4233
Attention:	Maurice Washington
Telephone:	214 209-5606
Facsimile:	214 290-9544
E-Mail Address:	maurice.washington@baml.com